Exhibit 10.3.1

                    PASIANO PUBLICATIONS INC.
         28210 Dorothy Drive, Agoura Hills, CA 91301-2693
               Tel. (818)889-8740 Fax (818)889-4726



DEALERSHIP AGREEMENT
--------------------

     This agreement is made by and between PAISANO PUBLICATIONS, INC., a California corporation with its principal place of business at 28210 Dorothy Drive, Agoura Hills, California 91301 and EASYRIDERS OF FRESNO, hereafter referred to as "Dealer".


     1.     Dealership Grant.
            ----------------

     Paisano grants to Dealer a non-transferable right to operate a full line EASYRIDERS dealership in Fresno, California. This right includes the right to offer, sell, advertise, promote, ship and otherwise distribute Paisano's complete line of motorcycle apparel and accessories as are from time to time available through the EASYRIDERS dealership catalogue. This right includes the right to use the name and trademark EASYRIDERS as expressly approved by Paisano in association with the dealership granted herein. The name and mark EASYRIDERS will not be used in association with any other goods and services other than those comprising the EASYRIDERS dealership program.

     2.     Scope of Exclusivity.
            --------------------

     As long as this agreement is in effect Paisano shall not license another full line dealership in the Fresno, California area as that area is defined from time to time by the United States Census Bureau.

     3.    Term of This Agreement.
           ----------------------

     This agreement shall be effective upon the date of the signature of the last signing party hereafter and shall automatically expire six (6) month later unless sooner terminated in the accordance with the provisions hereafter or unless extended in accordance with the provisions hereof.

     4.     Minimum Initial Inventory.
            --------------------------

     Dealer agrees to purchase a minimum inventory of goods to become a full line dealer. This minimum start-up inventory shall be in a quantity determined by Paisano which in no event exceeds the quantity of product that a reasonable businessman would have as start-up inventory and as necessary to maintain a going inventory or supply sufficient to meet reasonably anticipated demand.

     5.     Sales Territory.
            ---------------

     Dealer is not authorized to open any store other than at the location approved by Paisano in Fresno, California. Dealer agrees that it will not use, sell, advertise or promote EASYRIDERS goods offered under the dealership program to customers and persons located outside of Fresno.

     6.     Payment of Invoices.
            -------------------

     Dealer shall pay all invoices from Paisano COD. Paisano represents to Dealer that all prices offered herein for any of the goods purchased under the EASYRIDERS full line dealership program are the bona fide wholesale price from time to time in effect for all dealers in the United States. Shipping charges may vary depending upon destination. Prices, terms, conditions and policies are subject to change in accordance with Paisano's standard business practices.

     7.     Repurchase of Inventory Upon Termination.
            ----------------------------------------

     In the event that Paisano terminates this Agreement prior to its six (6) month expiration date, Paisano shall repurchase all re-stockable unsold EASYRIDERS inventory of Dealer at cost.

     8.     Quality Standards.
            -----------------

     Dealer agrees that all usages of the EASYRIDERS name and mark at whatever location shall be of such style, appearance and quality as to be suited to the best advantage and to the protection and enhancement of the EASYRIDERS name and mark and the good will pertaining thereto, and that Dealer's policies of display, sale, distribution and promotion shall be of a high standard and shall in no manner reflect adversely upon the good name or reputation of Paisano, its EASYRIDERS name and mark, or any of its products or property. Dealer shall at all times provide to Paisano, free of cost, for prior approval a sample of all usages of the EASYRIDERS name and mark including by way of example, signage, packaging, labels, containers, samples, trade dress, promotional literature, brochures and advertisements. Any materials not expressly disapproved by Paisano within ten business days after receipt by Paisano shall be deemed to have been approved. After approval Dealer shall not in any respect change the approved materials.

     9.     Termination and Extension.
            -------------------------

     Paisano shall have the unilateral right to allow this Agreement to expire by its own terms at the expiration of six (6) month or to extend it for any additional time as determined by Paisano. Paisano may otherwise terminate this Agreement at any time prior to its natural expiration, or during any such extensions, provided that Dealer is in material breach and remains in material breach even after thirty days notice from Paisano to cure said material breach within said thirty day period. Upon receipt of any termination notice, Dealer shall immediately deliver all inventory to Paisano for repurchase in accordance with this contract, and Dealer shall not have any further right to display, advertise, sell, offer, use or otherwise exploit the name or mark EASYRIDERS in any fashion.

     10.    Right of Entry.
            --------------

     Paisano shall have the right of entry upon twenty-four hours notice to enter all business premises wherein the EASYRIDERS dealership is in operation at any time during the term of this Agreement, or after its termination, to monitor and remove all unauthorized usages of the name and mark EASYRIDERS and other unauthorized indicia or representations of Dealer's association with Paisano or any of its magazines. Dealer acknowledges that any unauthorized use of Paisano's marks or names, at any time, or its failure to cease use of the name or mark EASYRIDERS or any other rights granted hereunder after termination will result in immediate and irreparable harm to Paisano. Dealer acknowledges and admits that there is no adequate remedy at law and that Paisano is entitled to equitable relief temporary and preliminary injunction in addition to all other legal and equitable relief including to which Paisano is entitled under this Agreement or under applicable law.

     11.    Indemnification and Insurance.
            -----------------------------

     Dealer shall at all times maintain liability insurance for its business for not less than One Million Dollars ($1,000,000) for bodily injury and property damage arising out of each occurrence naming Paisano as a co-insured, and in a form and substance acceptable to Paisano. Such insurance policy shall be provided to Paisano at least thirty days prior to its effective date showing full compliance with these requirements. Dealer shall give immediate notice to Paisano of any occurrence that actually does, or might reasonably be expected to, result in a claim made against Dealer or Paisano. Dealer shall fully defend and indemnify Paisano from all claims, damages, costs and expenses including reasonable attorneys fees arising directly or indirectly out of Dealer's operation of its business wherever located or otherwise arising out of any action or omission of Dealer not emanating from Paisano. Paisano does not warrant that Dealer's use of the name or mark EASYRIDERS is noninfringing of any other name or mark.

     12.    Best Efforts.
            ------------

     Dealer agrees to use its best efforts by maximizing the sales of goods sold under the EASYRIDERS dealership program including its efforts to continuously, diligently and competently sell, promote, inventory and supply EASYRIDERS goods.

     13.    Relationship.
            ------------

     Dealer and Paisano are not partners, joint ventures, principal/agent, master/servant, employer/employee, and have no other relationship other than that of licensor and licensee.

     14.    Cooperation.
            -----------

     Dealer agrees to fully cooperate with Paisano for the purpose of securing and protecting Paisano's interest in whatever form and wherever required. Dealer hereby grants to Paisano an irrevocable power of attorney to sign on behalf of Dealer any and all applications or other documents relating to copyright, trademark or tradename protection and registration of works, names, or marks in the name of Paisano.

     15.    Ownership.
            ---------

     All marks, names, pictorial, graphics, sculptural and audio visual works, designs, logos, characters, symbols and licenses or other works created or conceived by Dealer and used in association with the name or mark EASYRIDERS or any of the goods sold under the EASYRIDERS dealership program and their related trade dress, containers and advertising are the sole and exclusive property of Paisano. Dealer shall fix to all products, advertisement, works, and materials, as directed by Paisano, any and all copyright and trademark notices or other inscriptions which Paisano deems necessary to protect and enforce its rights. Dealer agrees that it will not at any time attack the title or rights of Paisano in and to the name or mark EASYRIDERS or any of the rights or property of Paisano during or after the term of this Agreement. Dealer shall promptly notify Paisano of any infringements or imitations by others of the mark or name EASYRIDERS which come to Dealer's attention.
Dealer shall have no right of enforcement to protect the name or mark EASYRIDERS unless expressly authorized in writing by Paisano to do so.

     16.    Fictitious Name.
            ---------------

     Dealer may use the name EASYRIDERS as a fictitious business name only so long as this Agreement remains in effect. Dealer hereby grants to Paisano an unconditional and irrevocable power of attorney to act on Dealer's behalf to revoke said fictitious business name statement or file any appropriate legal document in Dealer's name to effectuate the termination of Dealer's right to any name or mark granted under this Agreement including EASYRIDERS.

     17.    Governmental Approvals and Compliance with Laws.
            -----------------------------------------------

     Dealer agrees to obtain all necessary governmental approvals to legally operate the dealership and shall otherwise comply with all applicable state, federal and municipal laws, regulations, orders and ordinances.

     18.    Transfer Agreement.
            ------------------

     This Agreement or any right or duty hereunder may be assigned by Paisano without the consent of Dealer. Dealer may no assign or license any of the rights or duties hereunder and any attempt to do so may be deemed a material breach of this Agreement.

     19.    Forum Selection and Costs.
            -------------------------

     In the event of any dispute arising under this Agreement Dealer agrees that it submits to the jurisdiction and venue of the state and federal courts of the County of Los Angeles, California. The parties agree that this Agreement is formed under and pursuant to the laws of the State of California and the United States of America to the extent applicable and that in any action to enforce, interpret, construe or litigate the relationship of the parties including under this Agreement that the law of California and the United States, if applicable, shall be the governing law. In any action to enforce, interpret, construe or litigate this Agreement, the prevailing party shall be entitled to its cost and reasonable attorneys fees incurred therein.

     IN WITNESS WHEREOF the parties have executed this Agreement through its authorized officers as of the date set forth hereafter.


                                  PAISANO PUBLICATION, INC.

DATE:  12-8-93                    BY:/s/ <signature illegible>
                                     ---------------------------
                                  TITLE: <illegible>
                                         ---------------------




                                  Easyriders of Fresno
                                  ----------------------------
                                  NAME OF DEALERSHIP


DATE:  12-9-93                    BY:/s/ <signature illegible>

                                  TITLE: Executive Vice President